UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2009
Date of Report (Date of earliest event reported)

WESTMONT RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52398	76-0773948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Freeway Drive, Suite 209, Mount Vernon, Washington	98273
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(360) 395-6040

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    □            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    □            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    □            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    □            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)
Pursuant to the Purchase Agreement disclosed in the Current Report on Form 8-K/A, which was filed with the Securities and Exchange Commission on March 16, 2009, the former shareholder of Get2Networks, Inc. has the right to designate two (2) individuals to be named to the Company’s Board of Directors.  On March 26, 2009, the following individuals were so designated and, subsequently, elected to the Company’s Board of Directors:  Glenn R. McQuiston and Lawrence Grella.

Glenn R. McQuiston – Chief Financial Officer, Treasurer and a Director.  Mr. McQuiston served as an officer and director of the Westmont Resources, Inc. from November 2008 until March 5, 2009, at which time he resigned as a director.  He is now rejoining the Board of Directors.  Mr. McQuiston was appointed a Director of Anviron Holdings, Inc. in March, 2008. Mr. McQuiston is a founder and CEO of Resort Society, Inc. a luxury tour company established in May, 2008. Since 2002, Mr. McQuiston has served as CEO of Integrated Trading, Inc, doing business as Get2Networks a technology based marketing services company. From 2003 to 2005, Mr. McQuiston also served as CEO of Expedition Leaders, a company engaged in the tour and cruise business. Previously, from 1991 through 2001 Mr. McQuiston served as the CEO of Society Expeditions International, a multi-national leading luxury adventure cruise and tour operator. Mr. McQuiston is a member in good standing of the Washington State Bar Association. Mr. McQuiston graduated cum laude from Seattle University School of Law in 1980. Previously he received a Masters in International Business from The Garvin Graduate School of International Management (Thunderbird).

Lawrence Grella – Director.  Mr. Grella is currently President of Get2Networks, a technology-based marketing services company. From June 2008 through March 2009, Mr. Grella served as Chief Operating Officer of Wincare LLC and MIT LLC, leading providers of technology solutions to the long-term health care market, both located in Medford, Oregon.  In February 2003, Mr. Grella founded EPIC LLC, a leading provider of technology solutions in the RFID marketplace. EPIC's solutions include custom software applications for asset management and inventory tracking, specialized installations of data capture equipment and middleware applications. Mr. Grella acted as President and CEO of EPIC and over the last five years grew the company from “business plan” to multimillion dollar revenues and profitability. Significant clients utilizing EPIC products include Lithia Motors, Safeway, Federated Department Stores, Ash Grove Cement, Nucor Yamato Steel and Morton Salt among others. Mr. Grella received his Bachelor of Arts in Biology from Long Island University.

(e)            Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2009                                                                            WESTMONT RESOURCES, INC.

By:  /s/ Peter Lindhout
Name:  Peter Lindhout
Title:  Chairman of the Board and President